Exhibit 10.2

[DOW LETTERHEAD]

March 4, 2009

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10080

Morgan Stanley Senior Funding, Inc.
1585 Broadway
New York, New York 10036

Securities Issuance Letter

Ladies and Gentlemen:

We refer to (i) the Credit Agreement, dated as of September 8, 2008, among The Dow Chemical Company (the “Borrower”), various lenders party thereto (the “Banks”), Citibank, N.A., as Administrative Agent  (the “Administrative Agent”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and (ii) the First Amendment to the Credit Agreement, dated as of March 4, 2009 (the “First Amendment”).  Capitalized terms used in this letter but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This will confirm that, subject to the occurrence of the First Amendment Effective Date under the First Amendment, the occurrence of the Closing Date, compliance with all applicable laws and regulations, and other customary conditions precedent, the Borrower is committed to issuing up to $3 billion of debt prior to or within 90 calendar days after the Closing Date (subject to extension for periods of market disruption and blackout periods and any additional time required to prepare and/or obtain additional pro forma financials and/or comfort letters from auditors necessitated as a result of the acquisition of the Target), so long as (a) the yield on such debt is no higher than a rate separately agreed in writing as of the date hereof between the Borrower and the Arrangers, (b) such debt is unsecured and not guaranteed by any subsidiaries of the Borrower and (c) unless otherwise agreed by the Borrower, such debt does not contain covenants, defaults or other provisions materially adverse to the Borrower other than those contained in the Borrower’s 5.7% Senior Notes due 2018 and a ratings-based interest rate adjustment; provided that the inability or other failure by the Borrower to issue or offer to issue such debt shall not constitute a default under the Credit Agreement or other agreements of the Borrower.

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Very truly yours,

THE DOW CHEMICAL COMPANY

By:	/s/ GEOFFERY E. MERSZEI
Name:	Geoffery E. Merszei
Executive Vice President and Chief Financial Officer

Accepted as of
the date first written above:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ KEVIN A EGE
Name:  Kevin A Ege
Title:    Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ WAJEEH FAHEEM
Name:  Wajeeh Faheem
Title:    Managing Director

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ ANISH SHAH
Name:  Anish Shah
Title:    Vice President